UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 23, 2011

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON          98101

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amended Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K dated February 23, 2011, filed by Nordstrom, Inc. (the “Company”) with the Securities and Exchange Commission on February 28, 2011 relating to compensatory arrangements of the Company’s five Named Executive Officers (the “NEOs”) as set forth in the Company’s proxy statement dated April 8, 2010. The number of stock options to be awarded was to be determined pursuant to an established formula, but at the time of the filing of the Current Report on Form 8-K not all inputs for that formula were available, and for that reason the number of stock options actually awarded was indeterminable. This amended Current Report on Form 8-K/A is being filed to provide this information.

As previously reported in the Form 8-K, on February 23, 2011 the Compensation Committee (the “Committee”) of the Board of Directors of the Company awarded stock option grants, effective February 25, 2011, to the Company’s five NEOs. The exercise price of these stock options was $45.49, the fair market value of the Company’s common stock on February 25, 2011. The number of stock options awarded to each of the NEOs is provided in the table below.

Named Executive Officer	2011 Stock Options Awarded
Blake W. Nordstrom President	70,030

Peter E. Nordstrom EVP and President - Merchandising	65,028

Erik B. Nordstrom EVP and President - Stores	65,028

Michael G. Koppel EVP and Chief Financial Officer	39,767

Daniel F. Little EVP and Chief Administrative Officer	34,514

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Corporate Secretary

Dated: March 17, 2011

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